EXHIBIT 5.1

                            KRYS BOYLE, P.C.
TELEPHONE                   ATTORNEYS AT LAW                  FACSIMILE
(303) 893-2300           SUITE 2700 SOUTH TOWER          (303) 893-2882
                        600 SEVENTEENTH STREET
                         DENVER, COLORADO 80202

                             June 18, 2008

Board of Directors
Bion Environmental Technologies, Inc.
641 Lexington Ave., 17th Floor
New York, NY 10022

Dear Board of Directors:

     We have acted as counsel to Bion Environmental Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of an amendment to a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, of 1,000,000 shares (the "Shares") of its common stock, $.0001 par value (the "Common Stock") issuance of stock under its 2006 Consolidated Incentive Plan. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Shares have been duly and validly authorized by the Company and will be, when issued in accordance with the Company's 2006 Consolidated Incentive Plan, duly and validly issued and fully paid and non-assessable.

     Our opinion is limited to the laws of the State of Colorado, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Krys Boyle, P.C.

                                    KRYS BOYLE, P.C.